UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2016

VANDA PHARMACEUTICALS INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

001-34186	03-0491827
(Commission File No.)	(IRS Employer Identification No.)

2200 Pennsylvania Avenue NW

Suite 300E

Washington, DC 20037

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (202) 734-3400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 2, 2016, Vanda Pharmaceuticals Inc. (“Vanda”) entered into an agreement (“Agreement”) with Aventisub LLC, a subsidiary of Sanofi-Aventis (“Sanofi”), and Titan Pharmaceuticals, Inc. (“Titan”) relating to Fanapt®. Vanda is the exclusive sublicensee of certain patents and know-how from Titan pursuant to that certain Sublicense Agreement, dated as of November 20, 1997, which was previously assigned from Novartis Pharma A.G. to Vanda in 2014 (the “Sublicense Agreement”); Sanofi is the ultimate licensor of certain patents and know-how to Titan pursuant to that certain Worldwide License Agreement between Sanofi and Titan, dated as of December 31, 1996 (“License Agreement”).

The Agreement amends the License Agreement and Sublicense Agreement to, among other things, remove Titan as the entity through which royalty payments from Vanda are directed to Sanofi following the expiration of the new chemical entity (NCE) patent for Fanapt® in the US on November 15, 2016. Under the Agreement, Vanda would pay directly to Sanofi a fixed royalty of 3% of net sales from November 16, 2016 through December 31, 2019 relating to manufacturing know-how. Vanda will make a non-refundable pre-payment of $2,000,000 applied to this 3% manufacturing know-how royalty and will make additional royalty payments only to the extent that Vanda’s cumulative royalty obligations during this period exceed the amount of the pre-payment. No further royalties on manufacturing know-how are payable by Vanda after December 31, 2019. The Agreement does not alter Titan’s obligation under the License Agreement to make royalty payments to Sanofi prior to November 16, 2016 or Vanda’s obligation under the Sublicense Agreement to pay to Sanofi a fixed royalty on Fanapt® net sales equal to 6% on Sanofi know-how not related to manufacturing under certain conditions.

The foregoing is only a brief description of the material terms of the Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Agreement that is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Agreement, dated February 2, 2016 by and among Titan Pharmaceuticals, Inc., Aventisub LLC and Vanda Pharmaceuticals Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANDA PHARMACEUTICALS INC.

By:	/s/ JAMES P. KELLY
	Name:	James P. Kelly
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

Dated: February 4, 2016